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                                                                    Exhibit 10.2

                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT (this "Agreement") is made and entered into as of the 15th day of November, 2002, by and between INDEPENDENCE HOLDING COMPANY, a Delaware corporation ("IHC"), and AMERICAN INDEPENDENCE CORP., a Delaware corporation ("AMIC").

                                   WITNESSETH:

         WHEREAS, AMIC and affiliates of IHC entered into a series of agreements as a result of which, among other things, (i) an indirectly wholly-owned subsidiary of IHC has become the largest shareholder of AMIC and (ii) AMIC has purchased certain other indirectly wholly-owned subsidiaries of IHC (the operation of the business conducted by such subsidiaries as of the date hereof is referred to herein as the "Business");

         and

         WHEREAS, AMIC desires IHC to render to it management and administrative services as more particularly described in the "Statement of Services" which is attached as Exhibit A hereto and made a part hereof (the "Services").

         NOW THEREFORE, in consideration of the premises and mutual obligations contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                               SERVICES ENGAGEMENT

1.1 AMIC hereby engages IHC and IHC hereby agrees to perform the Services in accordance with the terms and subject to the conditions contained in this Agreement.

1.2 The Services shall be performed at and from such locations as IHC shall deem necessary or appropriate for the proper performance of the Services.

                                   ARTICLE 2
                                AMIC OBLIGATIONS

2.1 AMIC shall cooperate with IHC in IHC's performance of the Services hereunder, including, without limitation, providing IHC, in a timely manner, with access to data, information and personnel of AMIC and all other assistance and cooperation as is reasonably requested by IHC. AMIC shall be responsible for the accuracy and completeness of all data and materials provided to IHC hereunder (other than any such data and materials that are provided to AMIC by IHC or any of its subsidiaries).

2.2 AMIC acknowledges and agrees that IHC's performance of the Services hereunder is dependent upon the timely and effective satisfaction of AMIC's responsibilities hereunder and timely decisions and approvals of AMIC in connection with the Services.
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                                   ARTICLE 3
                                  COMPENSATION

3.1 For the performance of the Services hereunder, AMIC shall compensate IHC in accordance with "Statement of Compensation" attached hereto as Exhibit B and made a part hereof.

3.2 AMIC shall reimburse IHC for all reasonable out-of-pocket expenses incurred by IHC in performing the Services, including without limitation all reasonable travel, meal, lodging, mileage, and telecommunications expenses; according to the standards and practices applied by IHC in the provision of its own business.

3.3 IHC will issue invoices to AMIC for Services and reimbursable expenses on a quarterly basis. Such invoices shall include information on the services provided each quarter, together with the charges and expenses associated with such services. All amounts due IHC hereunder shall be payable in U.S. dollars. AMIC shall pay all invoices rendered by IHC within thirty (30) days of the date of invoice in cash by wire transfer or check to an account specified by IHC in the invoice. Invoices for which payment is not received within thirty (30) days of the invoice date shall accrue a late charge of the lesser of (i) 1.5% per month or
         (ii) the highest rate allowable by law, in each case compounded monthly to the extent allowable by law. All invoices shall be subject to approval by the Board of Directors of AMIC.

3.4 All fees and other amounts payable by AMIC under this Agreement are exclusive of any taxes, duties, fees or other levies or charges which may be imposed on or in respect of the rights granted by this Agreement or the Services provided by IHC. AMIC shall pay any and all taxes, however designated or levied, based upon the rights granted by this Agreement and/or the performance of the Services as contemplated under this Agreement, including without limitation foreign, federal, state and local sales, privilege, use, value added and excise taxes; provided, however, that AMIC shall not be responsible or liable for any taxes measured by or based upon the net income of IHC.

                                   ARTICLE 4
                              TERM AND TERMINATION

4.1 The effective date of this Agreement shall be November 14, 2002; provided that, this Agreement shall have been approved by the Board of Directors of AMIC and that the acquisition by AMIC of certain indirectly wholly-owned subsidiaries of IHC shall have been consummated. The initial term of this Agreement shall be through December 31, 2003; provided, however, that the term of this Agreement shall automatically be extended on a month-to-month basis unless (a) AMIC notifies IHC in writing to the contrary upon at least thirty (30) days notice, (b) IHC notifies AMIC in writing to the contrary upon at least 180 days notice or (c) if at any time the shares of AMIC common stock owned by IHC and its subsidiaries shall be either (x) less than the number of shares owned by any other person or "group" (as defined in Regulation 13D promulgated under the Securities and Exchange Act of 1934, as amended) or (y) less than 19.9% of the total number of such shares then outstanding (except as a result of a sale of shares by IHC), IHC notifies

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         AMIC in writing upon at least 90 days notice and within sixty days of such change in ownership levels.

4.2 In the event AMIC fails to make any payment in a timely manner as required hereunder or otherwise materially breaches any of its obligations under this Agreement, or in the event IHC materially breaches any of its obligations under this Agreement, then, in either event, the non-breaching party may terminate this Agreement upon written notice to the breaching party if the breaching party fails to cure its breach within thirty (30) days (or, in the case of a payment default, fifteen (15) days) after written notice of such breach is provided by the non-breaching party.

4.3      Upon the effective date of any termination or expiration of this
         Agreement:

         (a) AMIC shall pay all amounts due up to the termination date of this Agreement;

         (b) IHC shall immediately have no further responsibility to provide Services to AMIC; and

         (c) Each party shall promptly return all Confidential Information (as defined below) of the other party in its possession, whether written, electronically stored or otherwise.

4.4 Upon the notification of termination or expiration of this Agreement by either party, IHC shall cooperate fully with AMIC (or its designee) in the transition of records, files and other information so as to enable AMIC to reassume the management of the matters theretofore handled by IHC pursuant to this Agreement. IHC shall, upon the reasonable request of AMIC, license any software or other intellectual property used in providing the Services, to AMIC at no charge to AMIC and for a limited period (not to exceed six months from the termination) necessary to effectuate a smooth transition in the provision of the Services.

4.5 The expiration or termination of this Agreement shall not affect the parties' accrued rights or obligations under this Agreement or a party's rights or remedies in respect of the other party's breach of this Agreement.

                                   ARTICLE 5
                               PROPRIETARY RIGHTS

5.1 IHC has created, acquired or otherwise has rights in, and may, in connection with the performance of Services hereunder, employ, provide, modify, create, acquire or otherwise obtain rights in, various concepts, ideas, methods, methodologies, procedures, processes, know-how, techniques, models, templates, software, hardware, user interfaces, screen designs, tools, utilities, routines and materials (including, without limitation, billing and reimbursement systems) (collectively, the "IHC Technology").

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5.2      To the extent that IHC utilizes any of its property, including, without limitation, the IHC Technology or any hardware, software or equipment of IHC or its affiliates in connection with the performance of Services hereunder, such property shall remain the property of IHC or its affiliates, and AMIC shall acquire no right or interest in or to such property. The parties acknowledge and agree that IHC and its affiliates own all right, title, and interest, including, without limitation, all rights under all copyright, patent and other intellectual property laws, in and to the IHC Technology. Notwithstanding the foregoing, AMIC owns all right, title and interest, including, without limitation, all rights under all copyright, patent and other intellectual property laws, in and to all database files and written reports generated by IHC exclusively for AMIC in connection with IHC's performance of Services hereunder (the "AMIC Files and Reports").

                                   ARTICLE 6
                                 CONFIDENTIALITY

6.1 To the extent that, in connection with this Agreement, either party comes into possession of any proprietary or confidential information of the other party ("Confidential Information"), each party agrees to use the Confidential Information of the other party solely for the purposes of this Agreement, and will not disclose such Confidential Information to any third party without the other party's written consent. Each party shall maintain the Confidential Information of the other party in confidence using at least the same degree of care as it employs in maintaining in confidence its own proprietary and confidential information, but in no event less than a reasonable degree of care. Confidential Information includes but is not limited to (i) with respect to IHC, all IHC Technology, (ii) with respect to AMIC, the proprietary or confidential information IHC obtains from AMIC and (iii) with respect to each party, the terms of this Agreement.

6.2 Notwithstanding anything to the contrary in Section 6.1 hereof, Confidential Information shall not include information which (i) is or becomes publicly available other than as a result of disclosure by the receiving party in breach hereof, (ii) was disclosed to the receiving party on a nonconfidential basis from a source other than the disclosing party, which the receiving party reasonably believed was not prohibited from disclosing such information as a result of an obligation in favor of the disclosing party, (iii) is developed by the receiving party independently of, or was known by the receiving party prior to, any disclosure of such information made by the disclosing party, (iv) is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, rule or regulation, or by subpoena, summons or any other administrative or legal process or proceeding, including without limitation in connection with litigation pertaining hereto or (v) is disclosed with the written consent of the disclosing party.

                                   ARTICLE 7
                             WARRANTIES; DISCLAIMER

7.1 THIS IS A SERVICES ENGAGEMENT. IHC WARRANTS THAT IT SHALL PERFORM SERVICES HEREUNDER IN GOOD FAITH AND IN A PROFESSIONAL MANNER. IHC DISCLAIMS ALL OTHER REPRESENTATIONS AND

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         WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT
         LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.2 Nothing in this Section shall be construed to limit the fiduciary or other duties or any liability thereunder to AMIC and its shareholders of IHC (or its representatives) as a major shareholder of AMIC or as the nominator of members of the Board of Directors of AMIC.

                                   ARTICLE 8
               LIMITATION ON DAMAGES AND ACTIONS; INDEMNIFICATION

8.1 AMIC SHALL INDEMNIFY AND HOLD HARMLESS IHC, ITS AFFILIATES, AGENTS AND SUBCONTRACTORS, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES, FROM AND AGAINST ANY AND ALL ACTIONS, DAMAGES, CLAIMS, LIABILITIES, COSTS, EXPENSES AND/OR LOSSES IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES PERFORMED HEREUNDER, EXCEPT TO THE EXTENT FINALLY JUDICIALLY DETERMINED TO HAVE RESULTED PRIMARILY FROM THE NEGLIGENCE, GROSS NEGLIGENCE, BAD FAITH OR INTENTIONAL MISCONDUCT OF SUCH INDEMNIFIED PARTY UNDER THIS AGREEMENT.

8.2 IHC SHALL INDEMNIFY AND HOLD HARMLESS AMIC, ITS AFFILIATES, AGENTS AND SUBCONTRACTORS, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES, FROM AND AGAINST ANY AND ALL ACTIONS, DAMAGES, CLAIMS, LIABILITIES, COSTS, EXPENSES AND/OR LOSSES IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES PERFORMED HEREUNDER, EXCEPT TO THE EXTENT FINALLY JUDICIALLY DETERMINED TO HAVE RESULTED PRIMARILY FROM THE NEGLIGENCE, GROSS NEGLIGENCE, BAD FAITH OR INTENTIONAL MISCONDUCT OF SUCH INDEMNIFIED PARTY UNDER THIS AGREEMENT.

8.3 Nothing in this Section shall be construed to limit the fiduciary or other duties or any liability thereunder to AMIC and its shareholders of IHC (or its representatives) as a major shareholder of AMIC or as the nominator of members of the Board of Directors of AMIC.

8.4 THE PROVISIONS OF THIS ARTICLE 8 SHALL APPLY NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY AND TO THE FULLEST EXTENT OF THE LAW AND REGARDLESS OF THE FORM OF ACTION, DAMAGE, CLAIM, LIABILITY, COST, EXPENSE OR LOSS, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), OR OTHERWISE.

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                                   ARTICLE 9
                                   DELEGATION

9.1 IHC shall not subcontract any of the Services hereunder without AMIC's express written prior approval; provided, however, that such approval shall not be unreasonably withheld; and provided further that IHC shall have the right, exercisable from time to time in its own discretion and upon notice to AMIC, to subcontract or delegate its obligations and responsibilities hereunder to related parties and affiliates of IHC. Notwithstanding the foregoing, IHC shall not be relieved of its obligations hereunder in the event of such a subcontract or delegation.

                                   ARTICLE 10
                              WAIVER OF JURY TRIAL

10.1 IHC AND AMIC HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT, STATUTE, TORT, INCLUDING WITHOUT LIMITATION, NEGLIGENCE, OR OTHERWISE) RELATING TO THIS AGREEMENT OR THE SERVICES PERFORMED HEREUNDER.

                                   ARTICLE 11
                                     NOTICES

11.1 All notices, consents, approvals, requests and other communications required or permitted under this Agreement shall be given in writing by hand delivery, internationally recognized courier by air service or facsimile transmission, and addressed to the addressee at its address set forth below:

         If to AMIC:

                           485 Madison Avenue
                           New York, New York  10022
                           Attention:       Fred Ashraf
                           Telephone:       (212) 355-4141
                           Facsimile:       (212) 754-3346

         If to IHC:

                           96 Cummings Point Road
                           Stamford, Connecticut  06902
                           Attention:       Teresa A. Herbert
                           Telephone:       (203) 358-8000
                           Facsimile:       (203) 348-3103


         All notices, consents, approvals, requests and other communications shall be deemed given on the date of actual receipt. Either party to this Agreement may change its address or

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designate an agent for the receipt of notices at any time by giving notice thereof to the other as provided in this Article 11. Any notice given by a party hereunder must be signed by an authorized representative of such party.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1 Force Majeure. Except for the payment of money, neither party shall be liable for any delays or other non-performance resulting in whole or in part from circumstances or causes beyond its reasonable control, including, without limitation, acts or omissions of the other party, fuel shortages, fire or other casualty, accidents, acts of God, strike, lock-out or labor dispute (legal or illegal), civil disorder, inability to procure materials, failure of telephone companies to provide necessary telephone service, riots, insurrections, war, terrorism or other violence, or any law, order or requirement of any governmental agency or authority.

12.2 Relationship of Parties. The parties intend that an independent contractor relationship shall be created by this Agreement, and that nothing contained herein shall be construed to create a partnership, joint venture or relationship of employer and employee or principal and agent between the parties hereto. It is understood that IHC cannot and shall not be deemed an agent of AMIC for any purpose whatsoever, and neither party shall have any right or authority to assume or create any obligation of any kind, whether expressed or implied, on behalf of the other party by reason of this Agreement.

12.3 Binding Nature and Assignment. Neither party may assign or transfer this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that (i) this Section 12.3 shall not be construed to limit IHC's right to subcontract or delegate its obligations and responsibilities hereunder as provided in Section 9.1 hereof, and (ii) either party may assign or transfer this Agreement (and the rights and obligations hereunder) without the consent of the other party, to an affiliate of such party or to any entity that has acquired all or substantially all of such party's assets as a successor to the business of such party. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns and is not intended to confer any rights upon any person or entity except for the parties hereto, their respective successors and permitted assigns and the persons and/or entities identified in Section
         8.3 hereof.

12.4 Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other oral or written representations, understandings or agreements relating to the subject matter hereof.

12.5 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, such provision shall not affect the other provisions hereof, but shall be deemed modified to the extent necessary to render it legal and enforceable, preserving to the fullest extent permissible the intent of the parties set forth in this Agreement.

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12.6     Waivers and Amendments.

         (a) No delay or omission by either party in enforcing, or failure to insist upon strict performance of, its rights or remedies under this Agreement shall impair such right or remedy or be deemed to be a waiver thereof.

         (b) No waiver of any right or remedy under this Agreement with respect to any occurrence or event on one occasion shall be deemed a waiver of such right or remedy with respect to such occurrence or event on any other occasion.

         (c) No amendment or waiver of any provision of this Agreement shall be valid unless in writing and signed by both parties and approved by the Board of Directors of AMIC.

         (d) Except as expressly set forth in this Agreement, all rights and remedies of the parties are cumulative and in addition to any and all rights and remedies available to a party under applicable law, in equity, pursuant to contract or otherwise.

12.7 Section Headings; Interpretation. The section headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. The words "hereof", "herein" and "hereunder", and words of a similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

12.8 Governing Law. This Agreement shall be construed and enforced in accordance with and shall be governed by the laws of the State of Delaware (without giving effect to the choice of law principles thereof).

12.9 Signing in Counterparts. This Agreement may be executed in several counterparts and all such executed counterparts shall constitute originals and one agreement, binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart.

12.10 Purpose of Agreement; Cooperation. The parties acknowledge that the purpose of this Agreement is to provide the Services on a basis to ensure the smooth and uninterrupted transition and operation of the Business from IHC to AMIC following the date hereof. Each of IHC and AMIC agrees to cooperate in good faith with the other and to take such other actions as may be reasonably requested by the other to carry out the intent and purposes of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Services
Agreement to be duly executed and delivered as of the date first set forth above.

                                            AMERICAN INDEPENDENCE CORP.

                                            By:      /s/ Ronald I. Simon
                                                     ---------------------------
                                            Name:    Ronald I. Simon
                                            Title:   Director

                                            INDEPENDENCE HOLDING COMPANY

                                            By:      David T. Kettig
                                                     ---------------------------
                                            Name:    David T. Kettig
                                            Title:   Vice President

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                                    EXHIBIT A
                              STATEMENT OF SERVICES

1. IHC will provide to AMIC services at a level and quality comparable in all material respects to the services provided by IHC personnel to IHC and its subsidiaries. Such services shall include the services of IHC executive personnel and any additional personnel hired or assigned by IHC to replace or supplement such personnel. The Services shall include all those necessary to the operation of AMIC as determined by the Board of Directors of AMIC, including, without limitation: accounting, financial management, treasury, legal, shareholder services, contract negotiation, corporate and business development, support for the Board of Directors, relationship with outside auditors and corporate communications.

2. IHC will cause each such person to spend such portion of such person's working hours or the business and affairs of AMIC as he or she determines to be reasonably necessary or desirable in order to provide services to AMIC of the quality such persons provide to IHC.

3. IHC will not assign any such person to spend all of his or her working time on the business and affairs of AMIC without providing prior notice to the AMIC Board of Directors.
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                                    EXHIBIT B
                            STATEMENT OF COMPENSATION

1. AMIC will be charged on a time and materials basis determined by multiplying the hours spent on AMIC matters by the persons named or referred to in Exhibit A by the hourly amount given below (or, in the case of a personal not named in Exhibit A, the hourly amount reasonably agreed to by IHC and AMIC):

         Name                                               Hourly
         ----                                               ------
         Roy Thung                                          $300.00
         David Kettig                                       $200.00
         Roy Standfest                                      $200.00
         Teresa Herbert                                     $150.00
         Brian Schlier                                      $150.00

2. IHC shall not charge AMIC any additional monies in respect to overhead (such as occupancy, facilities, benefits or comparable costs incurred by IHC in employing such personnel).